EXHIBIT 4.14

                       REGISTRATION RIGHTS AGREEMENT


     This Agreement is entered into as of this 14th day of December, 1993 between Robertson-Ceco Corporation, a Delaware corporation (the "Company"), and RBC Holdings, L.P., a Delaware limited partnership ("RBC").

     WHEREAS, pursuant to an Asset Purchase and Stock Subscription Agreement dated December 2, 1993, between the Company and Heico Acquisitions, Inc. ("Heico"), the Company will on the date hereof issue to RBC, as assignee of the rights of Heico under such Asset Purchase and Stock Subscription Agreement, 3,333,333 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock");

     WHEREAS, under the terms of such Asset Purchase and Stock Subscription Agreement, it is a condition to the purchase by RBC of the Shares that the Company and RBC enter into this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the undersigned hereby agree as follows:

     1.   Demand Registration Rights.

          1.1 Request for Demand Registration. Upon notice from one or more Initiating Holders (as defined below) requesting that the Company effect the registration under the Securities Act (as defined below) of all or part of the Registrable Securities (as defined below) held by such Initiating Holders and specifying the intended method or methods of disposition of such Registrable Securities, the Company shall promptly give written notice of such requested registration to all holders of Registrable Securities and thereupon shall, as expeditiously as possible, use its best efforts to effect the registration, under the Securities Act, of:

          (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, for disposition in accordance with the intended method of disposition stated in such request, and

          (ii) all other Registrable Securities which the Company has been requested to register by the holders of Registrable Securities by written request delivered to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

          1.2 Form of Demand Registration Statement. Registrations under this Section 1 shall be on such form as shall be selected by the Company and shall permit the disposition of the Registrable Securities included therein in accordance with the intended method or methods of disposition specified in the request for such registration.

          1.3 Exceptions to Demand Registration Rights. Notwithstanding the foregoing provisions of this Section 1, the Company will not be required to effect, or to take any action to effect, any such registration pursuant to this
Section 1:

          (i) after the Company has effected one (1) such registration pursuant to this Section 1;

          (ii) if the Company has effected any registration within the preceding six months in which the Initiating Holders could have participated under Section 2;

          (iii) if the request for registration does not request the registration of at least 500,000 shares of Common Stock (subject to adjustment in the event of any and all stock dividends, stock splits and similar corporate events), and contain a representation of a good faith intention to sell such shares pursuant to the registration statement;

          (iv) for any period of 90 days during any twelve month period if the Board of Directors of the Company determines in good faith that the public sale of securities or the furnishing of a registration statement at such time would be materially detrimental to the Company; or

          (v) if in the opinion of counsel to the Company (which may be an officer of the Company), and, if the manner of disposition proposed is an underwritten offering, in the opinion of counsel to the proposed underwriter, delivered to the Company's transfer agent, registration under the Securities Act is unnecessary to allow the sale or transfer of the Registrable Securities proposed to be sold in the registration in the manner described in the request.

          1.4  Effectiveness of Demand Registration.    For purposes of this
Section 1, a registration shall not be deemed to have been effected pursuant this
Section 1 (i) unless a registration statement with respect thereto has become effective, (ii) if after a registration statement has become effective, such registration is interfered with by any stop order, injunction, or other order of the Commission (as defined below) for any reason not attributable to any holder of Registrable Securities, or (iii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of any holder of Registrable Securities.

     2. Piggyback Registration Rights. If the Company at any time proposes to register any shares of Common Stock under the Securities Act, whether or not for sale for its own account, on a form which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give written notice to all holders of Registrable Securities of its intention to do so, specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to the Company within 30 days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts as a part of its filing to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

          (i) if (x) the registration so proposed by the Company involves an underwritten offering, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (y) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (either because the Company has not been requested so to include such Registrable Securities pursuant to Section 2 hereof or, if requested to do so, has been unable so to include such Registrable Securities after using reasonable efforts to do so as provided in Section 3.4 hereof), and
     (z) the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will substantially interfere with the successful offering of such securities by such underwriters (such opinion to state the approximate number of shares which can be distributed without such effect), then the Company will promptly furnish each such holder of Registrable Securities with a copy of such opinion and may require, by written notice to each such holder accompanying such opinion, that the number of shares of Registrable Securities to be included in such registration statement be limited to the number indicated in such opinion (such portion to be allocated among such holders of Registrable Securities and all other Persons (as defined below) (other than the Company) proposing to include Common Stock in the registration in proportion to the respective numbers of shares requested to be registered by such holders);

          (ii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 2 incidental to any registration involving any of its securities other than Common Stock, or incidental to the registration of Common Stock in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan; and

          (iii) if, at any time after giving written notice of its intention to register Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registering such Common Stock, the Company, may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to resister any Registrable Securities in connection with such registration, without prejudice, however, to the rights of one or more Initiating Holders to request that such registration be effected as a registration under Section 1 and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registerable Securities for the same period as the delay in registering such other Common Stock.

If any registration statement filed pursuant to this Section 2 includes Registrable Securities constituting at least 25% of the total securities to be offered, any holder or holders whose Registrable Securities represent at least a majority of the Registrable Securities to be included shall have the right to designate an underwriter in the offering covered by such registration, but not the lead or managing underwriter, provided such designee is reasonably satisfactory to the Company.

     3.   Registration Procedures.

          3.1 Preparation of Registration Statement, etc. If and whenever the Company is required to use its best efforts to effect the registration of any
Registrable Securities under the Securities Act as provided in Sections 1 and 2 hereof, the Company shall as expeditiously as possible:

          (i) prepare and (in the case of a registration pursuant to Section
     1 hereof, within 45 days after the end of the period within which requests for registration may be delivered to the Company) file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, that before filing such registration statement and any amendments thereto, the Company shall furnish to counsel selected by the holders of Registrable Securities to be included in such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review of such counsel. In the case of a registration under Section 1 hereof, such registration statement shall be for an offering to be made on a continuous or delayed basis (a so

     -called "shelf registration statement") if the Company is eligible for the use thereof and the holders of a majority of the Registrable Securities to be included in such registration statement have requested a shelf registration statement;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than one year after such registration statement becomes effective;

          (iii) furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any such seller with more than two copies of such exhibits other than incorporated documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the disposition of its Registrable Securities covered by such registration statement, and the Company hereby consents to the use of the prospectus or any amendment or supplement thereto by each such seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the prospectus or any supplement or amendment thereto;

          (iv) use its best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement;

          (v) promptly notify (in writing, if so requested) the sellers of Registrable Securities covered by such registration statement and the managing underwriters, if any, (i) when the registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) of any material comments by the Commission with respect thereto or any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the occurrence of any event, at any time, that causes the representations and warranties of the Company contemplated by Section 3.4 hereof to cease to be true and correct in all material respects, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities covered by such registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (vi) immediately upon becoming aware of the same, notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vii) otherwise use its best efforts to comply with the Securities Act, and make available to its securities holders, as soon as reasonably practicable, but not more than eighteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first day of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (viii) unless such Registrable Securities are already listed on each securities exchange, if any, on which the Company's common equity is then listed, use its best efforts to list such Registrable Securities on each such securities exchange.

          (ix) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement hereunder or any post-effective amendment thereto at the earliest practicable date;

          (x) if requested by the managing underwriter or underwriters or by the sellers of Registrable Securities covered by such registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such sellers specify should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number or amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

Each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities, that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(vi), such holder will forthwith discontinue such holder's offering or disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3.1(vi) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          3.2 Information Concerning Sellers. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and which shall be required by law or by the Commission in connection therewith.

          3.3 Demand Underwritten Offering. Whenever a registration requested by one or more Initiating Holders pursuant to Section 1 hereof is for an underwritten offering, the Initiating Holders may designate the managing underwriter (who shall be the lead underwriter), provided such designee is reasonably satisfactory to the Company, and the Company may designate a co-managing underwriter in such offering, provided such designee is reasonably satisfactory to the Initiating Holders. Only shares which are to be distributed by such underwriters may be included in such registration. If the managing underwriter with respect to such underwritten offering shall determine that the number of shares of Registrable Securities should be limited due to market conditions or otherwise, all holders of Common Stock other than Registrable Securities shall first share pro rata in the number of shares to be deferred, with any excess in the number of shares to be deferred to be shared pro rata among all holders of Registrable Securities, such sharing in each case to be based on the respective numbers of shares as to which registration has been requested by such holders.

          3.4 Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under
Section 1 hereof, the Company shall enter into such customary agreements (including an underwriting agreement) and take such other actions in connection therewith as the sellers of Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (i) make such representations and warranties and enter into such covenants and agreements, including, without limitation, indemnity and contribution to the effect and to the extent provided in Section 4 hereof, to and with the sellers of Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made in such a registration; (ii) obtain an opinion of counsel to the
Company in customary form and covering such matters of the type customarily covered by such opinion as the sellers of Registrable Securities and the underwriters, if any, may reasonably request, addressed to each seller of Registrable Securities and the underwriters, if any, and dated the effective date of such registration statement (or, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement); (iii) obtain a "cold comfort" letter from the independent certified public accountants of the Company addressed to the sellers of Registrable Securities and the underwriters, if any, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters of the type customarily covered by such letter; and (iv) deliver such documents and certificates as may be reasonably requested by the sellers of Registrable Securities and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to a request made under Section 1 hereof), whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by any holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 2 hereof, to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters, provided that reasonable efforts shall not require the Company to reduce the amount (subject to Section 2(i)) or sale price of such securities proposed to be distributed by or through such underwriters. The holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement.

          3.5 Participation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          3.6. Registration Expenses. The Company will pay all Registration Expenses (as defined below) in connection with all registrations effected pursuant to Section 1 or Section 2.

     4.   Indemnification and Contribution.

          4.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to
Section 1 or 2 hereof, the Company shall, and hereby does, indemnify and hold harmless the seller of such securities, its partners, directors and officers, each other Person who participates, on behalf of such seller, as an underwriter, broker or dealer in the offering or sale of such securities and each other Person, if any, who controls such seller or any such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, including without limitation, subject to Section 4.3, amounts paid in settlement, to which such seller or any such partner, director or officer or participating or controlling Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such seller and each such partner, director, officer, participating Person and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable to any such indemnified party in any such case to the extent that any such lose, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such partner, director, officer, participating Person or controlling Person and shall survive the transfer of such securities by such seller.

          4.2 Indemnification by Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 1 or 2 hereof, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1 hereof) the Company, each officer and director of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, that the liability of any seller shall not exceed the proceeds received by such seller from the sale of Registrable Securities giving rise to the claims hereunder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the
Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

          4.3 Notice and Defense of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the preceding subsections of this
Section 4 such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 4 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided, however, that if any indemnified party reasonably believes that it is advisable for such indemnified party to be represented by separate counsel because of a potential conflict of interest or if the indemnifying party shall fail to assume responsibility for such defense, such indemnified party may retain counsel satisfactory to such indemnified party who will represent such indemnified party, and the indemnifying party shall pay all fees and expenses of such counsel promptly as statements therefor are received. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          4.4  Contribution.  If the indemnification provided for in Section
4.1 or 4.2 hereof is unavailable to a party that would have been an indemnified party under any such section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof).

          The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 4.4 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 4.3 hereof if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). No Person that is a seller of Registrable Securities shall be required to contribute any amount in excess of the amount by which the net proceeds from the offering received by it exceed the amount of any damages which such Person has otherwise been required to pay by reason of its indemnification obligations under this Section 4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          4.5 Timing of Payments. The indemnification and contribution required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund in the event any such payments are determined not to have been due and owing hereunder.

     5.   Rule 144 Requirements.  The Company shall:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) furnish to any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder of Registrable Securities may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such Registrable Securities without registration.

     6. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below:

          6.1 Commission. The term "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          6.2 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          6.3 Initiating Holder. The term "Initiating Holder" shall mean a Person or Persons who shall request registration pursuant to Section 1 and shall then hold Registrable Securities representing at least 25% of the outstanding shares of Registrable Securities.

          6.4 Person. The term "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

          6.5 Registrable Securities. The term "Registrable Securities" shall mean (i) the 3,333,333 Shares to be issued pursuant to the Asset Purchase and Stock Subscription Agreement dated December 2, 1993 between Heico and the Company and (ii) any securities issued or issuable in exchange for or upon transfer of any Registrable Securities or (ii) any Common Stock or other common equity securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) they shall have ceased to be outstanding.

          6.6 Registration Expenses. The term "Registration Expenses" shall mean all expenses incident to performance of or compliance with Sections 1, 2 and
3 hereof by the Company, including without limitation all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort letters" required by or incident to such performance and compliance, fees and disbursements of one counsel for the holders of Registrable Securities on whose behalf Registrable Securities are being registered, and the salaries and expenses of the Company's officers and employees performing legal and accounting duties in connection with the Company's obligations under this Agreement, but excluding the fees and disbursements of any counsel for the holders on whose behalf Registrable Securities are being registered other than the one counsel referred to above and any underwriting discounts and commissions and applicable transfer taxes in respect of Registrable Securities, if any, each of which shall be borne by the holders of the Registrable Securities in all cases.

          6.7 Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     7. Termination. This Agreement shall terminate and be of no further force or effect (other than the provisions of Section 4 hereof, which shall not terminate) when no Person holding Registrable Securities, even if acting together with all other holders of Registrable Securities, could be an Initiating Holder.

     8. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as provided below and if either (a) actually delivered at said address or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

     If to the Company, to it at 222 Berkeley Street, Boston, Massachusetts 02116, Facsimile No. (617) 424-5558, to the attention of the General Counsel, or at such other address as the Company shall have specified by notice actually received by the addressor prior to the giving of the applicable notice or communication.

     If to RBC, to it c/o Heico Acquisitions, Inc., 5600 Three First National Plaza, Chicago, Illinois 60602, Facsimile No. (312) 419-9417, to the attention of the President, or at such other address as it shall have specified by notice actually received by the addresser prior to the giving of the applicable notice or communication.

     If to any other holder of record of any Registrable Security, to it at its address set forth in the stock register maintained by the Company or its transfer agent.

     9. Amendments. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company and each holder of any Registrable Security. No waiver of or exception to any term, condition or provision of this Agreement, in any one or more instance, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     10. Miscellaneous. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In addition, whether or not any express assignment has been made, provisions of this Agreement that are for your benefit as the holder of any Registrable Security shall also inure to the benefit of, and be enforceable by, all subsequent holders of Registrable Securities.

     IN WITNESS WHEREOF, the undersigned have cause this Agreement to be executed under seal by there respective duly authorized officers as of the day and year first above written.

                              ROBERTSON-CECO CORPORATION

                                         /s/ G. S. Pultz
                              By: -------------------------
                                 Name:  George S. Pultz
                                 Title:  Vice President

                              RBC HOLDINGS, L.P.

                              By:  Heico Acquisitions, Inc.
                                   General Partner


                                        /s/  M. E. H.
                              By:--------------------------
                                 Name:  Michael E. Heisley
                                 Title:  President and CEO